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EXHIBIT 11.1

                        DVL, INC.  and Subsidiaries
                     Computation of Earnings Per Share
                      (in thousands except share data)
                                (unaudited)

                                                 Six Months Ended
                                                     June 30,
                                             -----------------------
                                                1999         1998
                                             ----------   ----------
Income (loss) before extraordinary gain      $      872   $     (391)

Extraordinary gain                                1,233          202
                                             ----------   ----------

Net income (loss)                            $    2,105   $     (189)
                                             ==========   ==========

Weighted average number of common
 shares outstanding - basic                  16,560,450   16,343,880

Shares issuable upon exercise of
 dilutive options and warrants               57,530,883            -

Less shares assumed repurchased              (9,776,900)           -
                                             ----------   ----------
Weighted average number of common
 shares outstanding - diluted                64,314,433   16,343,880
                                             ==========   ==========
Basic earnings (loss) per share:
 Income (loss) before extraordinary gain     $      .05   $     (.02)
 Extraordinary gain                                 .08          .01
                                             ----------   ----------
Net income (loss)                            $      .13   $     (.01)
                                             ==========   ==========
Diluted earnings (loss) per share:
 Income before extraordinary gain            $      .02   $     (.02)
 Extraordinary gain                                 .02          .01
                                             ----------   ----------
Net income (loss)                            $      .04   $     (.01)
                                             ==========   ==========

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